UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(801) 244-2423
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on February 11, 2008 by Legend Media, Inc., a Nevada corporation (the "Company"), on January 31, 2008, the Company's wholly-owned subsidiary Well Chance Investments Limited, a company incorporated in the British Virgin Islands ("Well Chance"), entered into a Loan Agreement (the "Loan Agreement") with RMK Emerging Growth Opportunity Fund, LP, a Delaware limited partnership ("RMK"), pursuant to which RMK extended a loan to Well Chance in the original principal amount of $444,733.15 (the "Loan"), evidenced by a Promissory Note (the "First Note"). In connection therewith, Well Chance and RMK also entered into a Security Agreement to secure the Loan and the Company issued a warrant to RMK exercisable into 200,000 shares of the Company's common stock at an exercise price of $2.50 per share (the "First Warrant").

On August 23, 2008, Well Chance and RMK entered into a First Amendment to Loan Agreement (the "Loan Amendment") and First Amendment to Security Agreement (the "Security Amendment") pursuant to which the parties revised the documentation for the Loan to reflect that the principal amount of the Loan actually advanced by RMK to Well Chance was $375,733.15. On the same date, Well Chance issued a First Replacement Secured Promissory Note in the principal amount of $375,733.15 (the "Replacement Note") and the Company issued a First Replacement Common Stock Purchase Warrant exercisable into 150,294 shares of the Company's common stock at an exercise price of $2.50 per share (the "Replacement Warrant"). Except as to reflect the amendments described above, the terms of the Note and Warrant are otherwise identical to the terms of the First Note and the First Warrant, respectively.

The foregoing descriptions of the Loan Amendment and the Security Amendment are qualified in their entirety by reference to the complete documents, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	First Amendment to Loan Agreement, dated August 23, 2008, between Well Chance Investments Limited and RMK Emerging Growth Opportunity Fund, LP
10.2	First Amendment to Security Agreement, dated August 23, 2008, between Well Chance Investments Limited and RMK Emerging Growth Opportunity Fund, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.
Date: August 28, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer